UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2013

JH DESIGNS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54983	NONE
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 Main Street
East Pittsburgh PA 15112

(Address of principal executive offices, zip code)

(818) 472-6001

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 28, 2013, we completed a private placement pursuant to which we issued an aggregate of 900,000 shares of common stock to certain accredited investors at a per share price of $0.25. In addition, we granted to the same investors three−year warrants to purchase an aggregate of 900,000 shares of our common stock at $0.50 per share. As a result of this private placement we raised approximately $225,000 in gross proceeds. We paid no fees or expenses in connection with this private placement.

On December 4, 2013, we completed a private placement pursuant to which we issued an aggregate of 400,000 shares of common stock to certain accredited investors at a per share price of $0.25. In addition, we granted to the same investors three−year warrants to purchase an aggregate of 400,000 shares of our common stock at $0.50 per share. As a result of this private placement we raised approximately $100,000 in gross proceeds. We paid no fees or expenses in connection with this private placement.

The above descriptions of the warrants do not purport to be complete and are qualified in their entirety by reference to the subscription agreement and warrants, which are attached here to as Exhibits 4.4 and 4.5 to this Current Report on Form 8-K, respectively.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits. Exhibit No. Description

Exhibit No.	Description
4.4	Form of JH Designs, Inc. Subscription Agreement (incorporated herein by reference to the Company’s Periodic Report on Form 8-K (File No. 333-174196), as filed with the Securities and Exchange Commission on December 3, 2013).

4.5	Form of JH Designs, Inc. Warrant (incorporated herein by reference to the Company’s Periodic Report on Form 8-K (File No. 333-174196), as filed with the Securities and Exchange Commission on December 3, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JH Designs, Inc.

Date: January 8, 2014	By:	/s/ Kevin Jones
	Name:	Kevin Jones
	Title:	Chief Executive Officer